**SCHEDULE 14C INFORMATION**
**Information Statement Pursuant to Section 14(c)**
**of the Securities Exchange Act of 1934**

Check the appropriate box:
[ ] Preliminary Information Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
[X] Definitive Information Statement

# COMCAM, INC.

------------------------------------------
(Name of Registrant as Specified In Its Charter)

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[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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5) Total Fee Paid:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2) Form, Schedule or Registration Statement No.:

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4) Dated Filed:

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**COMCAM, INC.**
1140 McDermott Drive, Suite 200
West Chester, Pennsylvania 19380
(610) 436-8089

**NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING**

December 17, 2004

To the Stockholders of ComCam, Inc.:

The attached Information Statement is being delivered by ComCam, Inc. ("Corporation") in connection with the approval by the holders of a majority of our voting stock to certain amendments to the Corporation's certificate of incorporation, specifically to increase the number of our authorized common shares from 30,000,000 to 750,000,000 without any change in the par value of $0.0001, to increase the number of our authorized preferred shares from 5,000,000 to 20,000,000 without any change in the par value of $0.0001 and to adopt a new Article XV to the certificate of incorporation that will permit the board of directors of the Corporation, without the consent of the Corporation's shareholders, to effect any recapitalization affecting the outstanding shares of capital stock of the Corporation. This Information Statement is first being mailed to stockholders on or about December 20, 2004. We anticipate that the amendments to our certificate of incorporation will become effective on or after January 10, 2005.

On November 26, 2004, the Corporation's board of directors approved a resolution authorizing the filing of amendments to our certificate of incorporation with the Delaware Secretary of State in accordance with Title 8, Chapter 1, Subchapter VIII §242. On December 2, 2004, the holders of a majority of the outstanding shares of the Corporation's common stock entitled to vote thereon executed a written consent in accordance with the provisions set forth in Article X of the Corporation's certificate of incorporation and Title 8, Chapter 1, Subchapter VII § 228(a) of the State of Delaware General Corporation Law which provides that any action required or permitted to be taken at an annual or special meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote, if the action is taken by the holders of the majority of the outstanding stock of each voting group entitled to vote thereon having not less that the minimum number of votes required to take such action at a meeting at which the whole voting group was present and able to vote to approve and adopt the amendments to its certificate of incorporation.

This letter and the accompanying Information Statement are being distributed to you, our stockholders, in accordance with the requirements of Title 8, Chapter 1, Subchapter VII § 228(e) of the Delaware General Corporation Law and Section 14(c) of the Securities Exchange Act of 1934, as amended. The Information Statement describes the changes to our certificate of incorporation.

**WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.**

Thank you for your continued interest in and support of ComCam, Inc.

By Order of the Board of Directors

/s/ Don Gilbreath
Don Gilbreath
Chief Executive Officer

# COMCAM, INC.

## INFORMATION STATEMENT

**WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.**

This Information Statement is being mailed on or about December 20, 2004 to all stockholders of record of ComCam, Inc., a Delaware corporation ("Corporation"), as of the close of business on December 2, 2004. It is being furnished in connection with the adoption of certain amendments to the Corporation's certificate of incorporation by the written consent of the holders of a majority of the outstanding shares of common stock. We anticipate that the amendments will become effective on or after January 10, 2005. A copy of the amendments to our certificate of incorporation is attached to this document as Exhibit A.

On November 26, 2004, the Corporation's board of directors adopted resolutions proposing and declaring advisable certain amendments to our certificate of incorporation. Specifically, the board of directors proposed that the Corporation's certificate of incorporation be amended to permit an increase in the number of our authorized common shares from 30,000,000 to 750,000,000 without any change in the par value of $0.0001, to permit an increase in the number of our authorized preferred shares from 5,000,000 to 20,000,000 without any change in the par value of $0.0001 and to permit the adoption of a new Article XV to our certificate of incorporation that will permit the board of directors of the Corporation, without the consent of the Corporation's shareholders, to effect any recapitalization affecting the outstanding shares of capital stock of the Corporation.

On December 2, 2004 the amendments were adopted by the written consent of holders of a majority of the issued and outstanding shares of the Corporation's common stock entitled to vote thereon in accordance with the provisions set forth in Article X of the Corporation's certificate of incorporation and Title 8, Chapter 1, Subchapter VII § 228(a) of the State of Delaware General Corporation Law. Our board of directors decided to obtain the written consent of the holders of a majority of the outstanding common stock entitled to vote on the amendments in order to eliminate the cost and delay involved in holding a special meeting of the Corporation's stockholders and in order to amend our certificate of incorporation in a timely manner.

The record date for purposes of determining the stockholders entitled to vote and to whom this Information Statement is to be sent is December 2, 2004. As of the record date, we had 27,913,967 shares of common stock issued and outstanding and entitled to vote on the amendments, with each share of common stock entitled to one vote. The holders of 14,722,966 shares of the issued and outstanding common stock, representing approximately 52.74% of the votes entitled to be cast with regard to the amendments, approved the amendments by written consent.

Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended, the amendments may not be effected until at least 20 calendar days after this Information Statement is sent or given to the Corporation's stockholders. We anticipate that the amendment will become effective on or after January 10, 2005 upon filing with the Delaware Secretary of State.

There will not be a meeting of stockholders and none is required under the Delaware General Corporation Law because this action has been approved by written consent of the holders of a majority of the outstanding shares of our voting common stock. Title 8, Chapter 1, Subchapter VII § 228(e) of the Delaware General Corporation Law and Section 14(c) of the Securities Exchange Act of 1934, as amended, requires us to provide prompt notice of the taking of corporate action without a meeting to our stockholders of record. This Information Statement is intended to provide you with the required notice.

## AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

### SHARE CAPITAL INCREASE TO 750,000,000 AUTHORIZED COMMON SHARES AND 20,000,000 AUTHORIZED PREFERRED SHARES

The Corporation's board of directors and the stockholders holding a majority of the voting power of its common stock have approved an amendment to the Corporation's certificate of incorporation to permit an increase in the number of our authorized common shares from 30,000,000 to 750,000,000 without any change in the par value of $0.0001 and an increase in the number of our authorized preferred shares from 5,000,000 to 20,000,000 without any change in the par value of $0.001.

The action to increase the Corporation's share capital to 750,000,000 authorized common shares and to increase the Corporation's share capital to 20,000,000 authorized preferred shares will become effective upon the filing of an amendment to the Corporation's certificate of incorporation with the Delaware Secretary of State, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to our stockholders.

The increase in the number of authorized common shares will have no affect upon the holders of common stock, except to provide the Corporation with increased flexibility in its ability to issue shares, raise capital or acquire new businesses or properties. However, in the event that the Corporation issues additional shares of common stock such issuance would dilute both the equity interests and the earnings, if any, per share of existing holders of the common stock. Such dilution could be substantial, depending upon the number of shares issued. The newly authorized shares of common stock will have voting and other rights identical to those of the currently authorized shares of the Corporation's common stock.

The increase in the number of authorized preferred shares will have no affect on our stockholders as the Corporation is yet to issue or designate rights or preferences to the existing class of preferred stock. However, shares of preferred stock could be issued by the board of directors with preferences, conversion rights, voting powers, restrictions, and limitations as to dividends or qualifications as yet to be determined by the board of directors without the prior approval of the Corporation's stockholders.

### REASONS FOR THE INCREASE IN AUTHORIZED COMMON STOCK AND PREFERRED STOCK

The Corporation's certificate of incorporation presently authorizes the issuance by the Corporation of up to 30,000,000 shares of common stock, par value $0.0001 per share and 5,000,000 shares of preferred stock, par value $0.0001. As of December 2, 2004 there were 27,917,967 shares of common stock issued and outstanding and 0 shares of preferred stock issued and outstanding, leaving a balance of 2,082,033 shares of common stock authorized of which 523,000 are reserved for the exercise of options leaving 1,559,033 common shares available for issuance and 5,000,000 shares of preferred stock authorized and available for issuance.

Due to the limited number of shares of common stock and preferred stock available to be issued, the holders of a majority of the Corporation's common stock have approved an amendment to the Corporation's certificate of incorporation pursuant to which the number of shares of common stock which the Corporation will be authorized to issue will be increased from 30,000,000 to 750,000,000 and the number of shares of preferred stock which the Corporation will be authorized to issue will be increased from 5,000,000 to 20,000,000.

The additional shares of common stock, when issued, would have the same rights and privileges as the shares of common stock now issued. There are no pre-emptive rights relating to the common stock. Any issuance of additional shares of common stock would increase the number of outstanding shares of common stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing common stockholders would be diluted accordingly. The Corporation has not yet issued any shares of preferred stock. Preferences, conversion rights, voting powers, restrictions, and limitations as to dividends or qualifications that may attach to the Corporation's preferred stock are yet to be determined by the board of directors.

Although the Corporation does not presently have any plans, intentions, agreements, understandings or arrangements regarding the issuance of additional shares of common stock or shares of preferred stock, the board of directors believes that it may need to do so in the future. The board of directors believes that the increase in the authorized common stock will provide the Corporation with increased flexibility in the future to issue capital stock in connection with public or private offerings, stock dividends, financing transactions, employee benefit plans and other proper corporate purposes. Moreover, having such additional authorized shares of common stock available will give the Corporation the ability to issue stock without the expense and delay of a special meeting of stockholders, which delay might deprive the Corporation of the flexibility the board of directors views as important in facilitating the effective use of the Corporation's common and preferred stock.

Except as otherwise required by applicable law and regulations, authorized but un-issued shares of common or preferred stock may be issued at such time, for such purpose and for such consideration as the board of directors may determine to be appropriate, without further authorization by stockholders.

**POTENTIAL ANTI-TAKEOVER EFFECT OF AN INCREASE IN AUTHORIZED COMMON AND PREFERRED STOCK**

AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED

The increase in shares of authorized common stock will permit the issuance of up to 750,000,000 shares of common stock, of which only 27,913,967 are now issued and outstanding and the issuance of up to 20,000,000 preferred shares of which 0 are now issued and outstanding. The remaining authorized shares of common stock and the preferred stock could be issued without the prior approval of the stockholders to investors aligned with the Corporation's management in the event of an attempted acquisition of the Corporation that is not approved by the board of directors or could be reserved for issuance in connection with a stockholders rights plan or other anti-takeover mechanism. The existence of a large number of authorized and un-issued shares of common and preferred stock may discourage any person from making an unsolicited attempt to gain control of the Corporation.

**IMPLEMENTATION OF THE INCREASE IN AUTHORIZED COMMON AND PREFERRED STOCK**

The increase in the authorized common and preferred stock will be implemented by effecting an amendment to the Corporation's certificate of incorporation, dated December 7, 1997, as amended, amending Article IV in it entirety as follows:

"CAPITAL STOCK

The authorized capital stock of this Corporation shall consist of 750,000,000 shares of common stock, $0.0001 par value, and 20,000,000 shares of preferred stock $0.0001 par value."

The increase in authorized common and preferred stock will become effective on or after January 10, 2004 subsequent to the filing of an amendment to the Corporation's certificate of incorporation with the Delaware Secretary of State. The complete text of the approved amendment to the Corporation's certificate of incorporation is attached as Exhibit A hereto.

**VOTE REQUIRED**

The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for approval of the amendment to the certificate of incorporation under Article X of the Corporation's certificate of incorporation, as amended and Delaware General Corporation Law. The Corporation has obtained this approval through the written consent of stockholders owning a majority of the outstanding voting shares of its common stock. Therefore, an extraordinary meeting of the stockholders to approve the increase in authorized common and preferred stock and to amend the certificate of incorporation is unnecessary and will not take place for this purpose.

**ABSENCE OF DISSENTERS' RIGHTS**

No dissenters' or appraisal rights are available to the Corporation's stockholders under the Delaware General Corporation Law, the Corporation's certificate of incorporation or its bylaws in connection with this amendment.

**ADOPTION OF A NEW ARTICLE XV THAT WILL PERMIT THE CORPORATION'S BOARD OF DIRECTORS TO RECAPITALIZE OUR CAPITAL STOCK WITHOUT THE CONSENT OF SHAREHOLDERS**

The Corporation's board of directors and the stockholders holding a majority of the voting power of its common stock have approved an amendment to the Corporation's certificate of incorporation to permit the adoption of a new Article XV to our certificate of incorporation that will permit the board of directors of the Corporation, without the consent of the Corporation's shareholders, to effect any recapitalization affecting the outstanding shares of capital stock of the Corporation by effecting a forward or reverse split of all outstanding shares of any class of capital stock, with appropriate adjustments to the Corporation's capital accounts, provided that the recapitalization does not affect the ratio of the number of shares of the affected class which are issued to the total number of shares authorized for that class.

The action to adopt a new Article XV to our certificate of incorporation will become effective upon the filing of an amendment to the Corporation's certificate of incorporation with the Delaware Secretary of State, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to our stockholders.

The adoption of Article XV to our certification of incorporation will have no immediate effect upon our stockholders, except to provide the board of directors with increased flexibility in its ability to recapitalize the Corporation's capital stock. Further, the Corporation's board of directors is not presently considering any proposed recapitalization. However, in the event that the Corporation's board of directors effects either a forward or a reverse split of all outstanding shares of any class of capital stock and subsequently issues additional shares of either common or preferred stock such issuance or issuances would dilute both the equity interests and the earnings, if any, per share of existing stockholders. Such dilution could be substantial, depending upon the number of shares issued.

**REASONS FOR THE ADOPTION OF ARTICLE XV**

Article VII of the Corporation's certificate of incorporation, as amended, and Article III, Section 1 of the Corporation’s bylaws, mandate that the board of directors constitute the policy making and legislative authority for the Corporation, vesting management of the affairs, property, and business of the Corporation with the board of directors. Further, the powers accorded to the board of directors are those powers not limited by the Corporation’s certification of incorporation, bylaws or state statute, and the enumeration of any power is not considered a limitation of that power.

The adoption of Article XV to the Corporation’s certificate of incorporation is designed to further enumerate the powers of the board of directors. Article XV bestows on the Corporation’s board of directors some additional latitude in policy making and legislative authority by enabling the board of directors to adjust the total number of shares of stock issued and outstanding in any or all classes of the Corporation’s capital stock without impacting dilution. Specifically, Article XV will enable the board of directors to effect a forward or reverse split of the Corporation’s capital stock at their sole discretion, provided that such recapitalization does not affect the ratio of issued stock to authorized capital stock.

Once instance in which such recapitalization could be used would be in response to meeting or maintaining capitalization requirements for listing on a national stock exchange. While no such listing is presently being contemplated, the Corporation may decide at some future point to seek such a listing. Major exchanges typically require that stocks trade above a set minimum stock price. Stocks falling below that minimum price are given notice and, if the stock price is not remedied within a certain period, the deficient company is subject to losing its listing. The adoption of Article XV will provide the board of directors with the ability to rapidly effect a recapitalization of the Corporation’s capital stock without impacting the relative ownership of any stockholder while avoiding the time delay of obtaining stockholder approval when such a delay could result in a delisting of the Corporation’s securities.

**IMPLEMENTATION OF THE ADOPTION OF ARTICLE XV TO THE CERTIFICATE OF INCORPORATION**

The adoption of Article XV to the certificate of incorporation will be implemented by effecting an amendment to the Corporation’s certificate of incorporation, dated December 7, 1997, as amended, adding an Article XV as follows:

“RECAPITLIZATION OF OUTSTANDING SHARES OF CAPITAL STOCK

The board of directors, without the consent of the stockholders of the Corporation, may adopt any recapitalization affecting the outstanding shares of capital stock of the Corporation by effecting a forward or reverse split of all of the outstanding shares of any class of capital stock of the Corporation, with appropriate adjustments to the Corporation’s capital accounts, provided that the recapitalization does not affect the ratio of issued to authorized capital stock of that class.”

The increase in authorized common and preferred stock will become effective on or after January 10, 2004 subsequent to the filing of an amendment to the Corporation’s certificate of incorporation with the Delaware Secretary of State. The complete text of the approved amendment to the Corporation’s certificate of incorporation is attached as Exhibit A hereto.

**VOTE REQUIRED**

The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for approval of the amendment to the certificate of incorporation under Article X of the Corporation's certificate of incorporation, as amended and Delaware General Corporation Law. The Corporation has obtained this approval through the written consent of stockholders owning a majority of the outstanding voting shares of its common stock. Therefore, an extraordinary meeting of the stockholders to approve the increase in authorized common and preferred stock and to amend the certificate of incorporation is unnecessary and will not take place for this purpose.

**ABSENCE OF DISSENTERS' RIGHTS**

No dissenters' or appraisal rights are available to the Corporation's stockholders under the Delaware General Corporation Law, the Corporation's certificate of incorporation or its bylaws in connection with this amendment.

**DESCRIPTION OF CAPITAL STOCK**

The authorized capital stock of the Corporation consists of the following:

**COMMON STOCK**

The Corporation, as of December 2, 2004 had 30,000,000 shares of common stock authorized with a stated value of $0.0001 per share, of which 27,913,967 shares were issued and outstanding, with 2,086,033 shares authorized but unissued of which 523,000 are reserved for the exercise of options leaving 1,559,033 common shares available for issuance. Immediately following the effective increase in the number of authorized shares of common stock, the Corporation will have 750,000,000 shares of common stock authorized, of which approximately 27,913,967 will be issued and outstanding of which 523,000 will be reserved for the exercise of options leaving 721,563,033 authorized but unissued.

The holders of the Corporation's common stock vote as a single class and are entitled to one vote per share on all matters to be voted on by the shareholders. The holders of the Corporation's common stock are entitled to receive pro rata dividends, when and as declared by the board of directors in its discretion, out of funds legally available. Any future payment of dividends will depend on the Corporation's financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

**PREFERRED STOCK**

The Corporation, as of December 2, 2004, had 5,000,000 shares of preferred stock authorized of which none has been issued or designated. Immediately following the effective increase in the number of authorized shares of preferred stock, the Corporation will have 20,000,000 shares of preferred stock of which 0 will be issued and outstanding. The board of directors has sole discretion in designating the rights and privileges of the preferred stock including preferences, conversion rights, voting powers, restrictions, and limitations as to dividends or qualifications without the prior approval of the Corporation's stockholders.

**SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT**

The following table sets forth certain information concerning the ownership of the Corporation's common stock as of December 2, 2004 with respect to: (i) each person known to the Corporation to be the beneficial owner of more than five percent of the Corporation's common stock; (ii) all directors; and (iii) directors and executive officers of the Corporation as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of December 2, 2004, there were 27,913,967 shares of common stock issued and outstanding.

| TITLE OF CLASS | NAME AND ADDRESS OF BENEFICIAL OWNER | AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP | PERCENT OF CLASS |
|---|---|---|---|
| Common Stock ($0.0001 par value) | Don Gilbreath<br>President/Chief Executive Officer/Chief Financial Officer/Director<br>1140 McDermott Drive, Suite 200<br>West Chester, Pennsylvania 19380 | 7,298,138 | 26% |
| Common Stock ($0.0001 par value) | Robert Betty<br>Director<br>1140 McDermott Drive, Suite 200<br>West Chester, Pennsylvania 19380 | 1,411,087 | 5% |
| Common Stock ($0.001) par value | Directors and Executive Officers as a Group (1) | 8,709,225 | 31% |

**INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON**

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendments to be made to the Corporation's articles of incorporation or in any action covered by the related resolution adopted by the board of directors, which is not shared by all other stockholders.

**ADDITIONAL INFORMATION**

Additional information concerning the Corporation, including its annual and quarterly reports on Forms 10-KSB and 10- QSB, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov .

**SIGNATURE**

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

ComCam, Inc.
By Order of the Board of Directors

By: /s/ Don Gilbreath
Don Gilbreath, Chief Executive Officer
West Chester, Pennsylvania
December 17, 2004.

**EXHIBIT A**

**CERTIFICATE OF AMENDMENT**
**OF THE**
**CERTIFICATE OF INCORPORATION**
**OF**
**COMCAM, INC.**

ComCam, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

I. The amendments to the Corporation's Certificate of Incorporation set forth below were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and have been consented to in writing by: (a) the board of directors by their unanimous written consent; and (b) the holders of a majority of the outstanding shares entitled to vote thereon in accordance with Section 228 of the General Corporation Law of the State of Delaware.

II. Article IV. titled Capital Stock of the Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

“CAPITAL STOCK

The authorized capital stock of this Corporation shall consist of 750,000,000 shares of common stock, $0.0001 par value, and 20,000,000 shares of preferred stock $0.0001 par value.”

III. A new Article XV. titled “RECAPITALIZATION OF OUTSTANDING SHARES OF CAPITAL STOCK” shall be added as follows:

“RECAPITLIZATION OF OUTSTANDING SHARES OF CAPITAL STOCK

The board of directors, without the consent of the stockholders of the Corporation, may adopt any recapitalization affecting the outstanding shares of capital stock of the Corporation by effecting a forward or reverse split of all of the outstanding shares of any class of capital stock of the Corporation, with appropriate adjustments to the Corporation’s capital accounts, provided that the recapitalization does not affect the ratio of issued to authorized capital stock of that class.”

IN WITNESS WHEREOF, the undersigned hereby duly executes this Certificate of Amendment hereby declaring and certifying under penalty of perjury that this is the act and deed of the Corporation and the facts herein stated are true, this 2nd day of December, 2004.

COMCAM, INC.

By: /s/ Don Gilbreath
Don Gilbreath, Chief Executive Officer